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                              Exhibit 1a(8)(d)(i)

                  FORM OF AMENDMENT TO PARTICIPATION AGREEMENTS



                                    Schedule
                             PARTICIPATION AGREEMENT
                                  By and Among
                  GE CAPITAL LIFE ASSURANCE COMPANY OF NEW YORK
                                       And
                               JANUS ASPEN SERIES

                           (as Amended July 26, 2000)

                          Name(s) of Separate Accounts

                       GE Capital Life Separate Account II
                      GE Capital Life Separate Account III



                              Name(s) of Portfolio


                           Aggressive Growth Portfolio
                               Balanced Portfolio
                         Capital Appreciation Portfolio
                            Flexible Income Portfolio
                 Global Life Sciences Portfolio - Service Shares
                  Global Technology Portfolio - Service Shares
                                Growth Portfolio
                         International Growth Portfolio
                           Worldwide Growth Portfolio